EX-23.1
                         CONSENT OF ACCOUNTANTS

                             Smith & Company
                      Certified Public Accountants
                      10 West 100 South, Suite 700
                     Salt Lake City, Utah 84101-1554
                             (801) 575-8297


July 12, 2002


Board of Directors
Syconet.com, Inc.
5020 Campus Drive
Newport Beach, CA 92660

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants for Syconet.com, Inc., we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the year ended December 31, 2001 and dated April 20, 2002, as an exhibit to the Company's S-8 Registration
Statement.


                                   /s/  Smith & Company
                                   Smith & Company
                                   Certified Public Accountants